UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2021

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Explanatory Note
On May 3, 2021, Apollo Endosurgery, Inc. filed a Current Report on Form 8-K (the “Initial Report”) to announce, among other things, that we and Bret Schwartzhoff agreed in principle to terms of a separation agreement (the “Separation Agreement”) related to Mr. Schwartzhoff’s departure as our Vice President, U.S. Sales and Global Marketing. This Amendment No. 1 to the Initial Report is being filed to provide an update with respect to the terms and the effective date of the Separation Agreement.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2021, we and Mr. Schwartzhoff entered into the Separation Agreement, effective immediately. The terms and conditions of the Separation Agreement are as set forth in the Initial Report, except that we have agreed to pay Mr. Schwartzhoff an amount equal to 33.3% of his annual target bonus for 2021.
The foregoing description of the Separation Agreement and the summary of the terms and conditions of the Separation Agreement provided in the Initial Report do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement filed as an exhibit to this Amendment No. 1 to the Initial Report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
10.1	Separation Agreement, dated May 4, 2021, by and between Apollo Endosurgery, Inc. and Bret Schwartzhoff.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	May 7, 2021
		By:	/s/ Charles McKhann
		Name:	Charles McKhann
		Title:	Chief Executive Officer and President